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                                                                  Exhibit 10(b)

                       Paul, Hastings, Janofsky & Walker LLP
                              555 South Flower Street
                           Los Angeles, California  90071
                                   (213)683-6000


                                                            December 31, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:          Dresdner RCM Capital Funds, Inc.
             Post-Effective Amendment No. 29
             to Form N-1A Registration Statement
             File Nos. 2-63825 and 811-2913

Ladies and Gentlemen:

     As counsel to Dresdner RCM Capital Funds, Inc. (the "Company"), we have reviewed the Prospectus and Statement of Additional Information, including the supplements to each such document, of the Company included in Post-Effective Amendment No. 29 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940. This will confirm, pursuant to Rule 485(b)(4) under the 1933 Act, that the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

                                   Very truly yours,


                                   /s/Michael Glazer
                                   for PAUL, HASTINGS,
                                   JANOFSKY & WALKER LLP